Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the inclusion in this Registration Statement of AB International Group Corp. (the “Company”) on Form S-1 of our report dated January 11, 2022, which includes an emphasis of matter paragraph regarding the Company’s ability to continue as a going concern, with respect to our audit of the consolidated financial statements of the Company as of and for the year ended August 31, 2021, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus. We resigned as auditors on April 26, 2022 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such Prospectus for the periods after the date of our resignation.

/s/ Rotenberg Meril Solomon Bertiger & Guttilla, P.C.

Rotenberg Meril Solomon Bertiger & Guttilla, P.C.

Saddle Brook, New Jersey

August 3, 2022